Exhibit (a)(1)(C)
NOTICE OF GUARANTEED DELIVERY
All Outstanding Shares of Common Stock
of
GLOBALSCAPE, INC.,
a Delaware corporation,
at
$9.50 Net Per Share
by
GRAIL MERGER SUB, INC.,
a wholly owned subsidiary of
Help/Systems, LLC
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE AFTER 11:59 P.M., NEW YORK CITY TIME, ON AUGUST 27, 2020, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.
This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) to purchase all outstanding shares of common stock, par value $0.001 per share (the “Shares”), of GlobalSCAPE, Inc., a Delaware corporation (the “Company”), at a purchase price of $9.50 per Share, subject to any required withholding of taxes, net to the seller in cash without interest upon the terms and subject to the conditions set forth in the Offer to Purchase dated July 31, 2020 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), if (i) certificates representing the Shares are not immediately available, (ii) the procedure for book-entry transfer cannot be completed prior to the expiration of the Offer or (iii) time will not permit all required documents to reach American Stock Transfer & Trust Co., LLC (the “Depositary”) prior to the expiration of the Offer. This Notice of Guaranteed Delivery may be delivered by mail, facsimile transmission or overnight courier to the Depositary. See Section 3 of the Offer to Purchase.
The Depositary for the Offer is:

If delivering by hand, express mail, courier, or other expedited service:	By mail:

American Stock Transfer & Trust Co., LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219	American Stock Transfer & Trust Co., LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219
By Facsimile:
(718) 234-5001
DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.
THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.
The Eligible Institution (as defined in the Offer to Purchase) that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal (as defined below) or an Agent’s Message (as defined in the Offer to Purchase) and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:
The undersigned hereby tenders to Grail Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Help/Systems, LLC, a Delaware limited liability company, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”), receipt of which is hereby acknowledged, the number of shares of common stock, par value $0.001 per share (the “Shares”), of GlobalSCAPE, Inc., a Delaware corporation, specified below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. Participants should notify the Depositary based on a guaranteed delivery that was submitted via DTC’s PTOP platform.
Number of Shares Tendered and Certificate No(s)
(if available)

Check here if Shares will be tendered by book entry transfer:  ☐
Name of Tendering Institution:
DTC Account Number or Participant Number:
Transaction Code Number:
Dated:      , 2020

Name(s) of Record Holder(s):

(Please type or print)
Address(es):

(Zip code)
Area Code and Telephone Number:
(Daytime telephone number)
Signature(s):

GUARANTEE

(Not to be used for signature guarantee)
The undersigned, an Eligible Institution (defined in Section 3 of the Offer to Purchase), hereby (i) represents that the tender of Shares effected hereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended and (ii) guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Shares tendered hereby, in proper form for transfer, or a confirmation of a book-entry transfer of such Shares into the Depositary’s account at DTC (pursuant to the procedures set forth in Section 3 of the Offer to Purchase), in either case together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) or, in the case of a book-entry transfer, an Agent’s Message (defined in Section 3 of the Offer to Purchase), together with any other documents required by the Letter of Transmittal, all within two (2) NYSE American trading days (as defined in the Offer to Purchase) after the date hereof.
The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal, certificates for Shares and/or any other required documents to the Depositary within the time period shown above. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Address:

(Zip Code)
Area Code and Telephone Number:

Authorized Signature:

Name:
(Please type or print)

Title:

Date:
NOTE:	DO NOT SEND CERTIFICATES REPRESENTING TENDERED SHARES WITH THIS NOTICE. CERTIFICATES REPRESENTING TENDERED SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.